Exhibit 3.5

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COLÍN	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO
BOOK THREE THOUSAND FOUR HUNDRED AND THREE. [ILLEGIBLE]
ONE HUNDRED AND TWO THOUSAND FOUR HUNDRED AND FIFTY-FIVE.
MEXICO CITY, FEDERAL DISTRICT, January nine, nineteen ninety-eight.
I, IGNACIO R. MORALES LECHUGA, Notary No. One hundred and Sixteen for the Federal District, hereby formalize:
THE ARTICLES OF INCORPORATION by which “CORPORATIVO EN TELECOMUNICACIONES”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE is incorporated, granted by “AMARITEL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, represented by Luis Manuel De la Fuente Baca and Marco Antonio Donjuan Silva, under the terms of permit number nine zero four four three eight six, file number nine seven zero nine zero four three three three three, issued on December twelve, nineteen ninety-seven by the Department of Foreign Affairs, attached hereto as Appendix “A”, in accordance with the following:
CORPORATE BYLAWS
CHAPTER ONE
NAME, CORPORATE PURPOSE,
DOMICILE, DURATION AND NATIONALITY
ARTICLE ONE.- The name of the Corporation shall be “CORPORATIVO EN TELECOMUNICACIONES”, to be followed by the words “SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”, or the abbreviation “S.A. DE C.V.”.
ARTICLE TWO.- The purpose of the Corporation shall be:
I.- To render business consultancy services, such as corporate, administrative, financial, accounting, treasury, audit, marketing, technical and legal services; prepare balance sheets and budgets; draft programs and manuals; analyze operating earnings; evaluate productivity information and information concerning financing; carry out studies on the availability of capital, technical assistance, consultancy or advisory services.
II.- To promote, incorporate, organize, exploit, acquire all types of business corporations or civil associations or companies, whether industrial, commercial, service or of any other type, either Mexican or foreign, to have an interest in the capital stock or equity thereof, and participate in their administration or winding-up.
III.- To acquire, under any legal title, shares, partnership interest or holdings in any type of business corporation or civil

A stamped seal with the Mexican shield reading:]	[A stamped seal with the Mexican shield reading:]
United Mexican States	United Mexican States
MIGUEL ALESSIO ROBLES	FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	FEDERAL DISTRICT, MEXICO

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association, either by forming a part thereof upon their incorporation or by subsequent purchase, and to transfer, dispose of and negotiate said shares, interest and partnership interest, including any other instrument-security.
IV.- TO obtain, acquire, develop, merchandise, improve, [illegible], grant and receive licenses, or to make use of, under any legal title, all types of patents, trademarks, denominations of origin, invention certificates, names and commercial names, models of use, industrial designs, industrial resources and any other industrial property rights and copyrights, and the options and preferences thereon, either in Mexico or abroad.
V.- To obtain all types of loans or credits, issue obligations, bonds, commercial paper and any other negotiable instrument or equivalent instrument, with or without granting security interest in real property by pledge, mortgage, trust or under any other legal title; and to grant any other type of financing or loan to business corporations or civil associations, companies and institutions with which the Corporation has a business relationship or a corporate interest therein or not, receiving security interest in personal or real property or not.
VI.- To grant and receive all types of security interest on personal or real property and personal security and to guarantee obligations or credit instruments of the corporations or associations in which the Corporation has an interest or a holding or of corporations or associations that have an interest or a holding in the Corporation, establishing itself as surety, guarantor and/or indemnitor of said persons, even with mortgage guarantee.
VII.- To subscribe, issue, draw on and guarantee, with the restrictions specified in the preceding paragraph, all types of negotiable instruments, and accepting or endorsing them in accordance with the provisions of Article Nine of the General Credit Instruments and Operations Law (Ley General de Títulos y Operaciones de Crédito).
VIII.- To carry out, supervise or contract, on its own account or through third parties, all types of constructions, buildings, real estate complexes, sub-divisions or facilities for offices or business establishments.

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COLÍN	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO

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IX.- To conduct, on its own account or through third parties, training and development programs, and research studies for companies and individuals.
X.- To give or take in lease, sub-lease or on gratuitous loan or administration; acquire, possess, exchange, dispose of, sell and merchandise, transfer or encumber the ownership or possession of all types of moveable and immoveable assets, and other real or personal rights thereon, that are necessary or appropriate for fulfilling the corporate purpose, or for the transactions or to fulfill the corporate purposes of the business corporations or civil associations in which the Corporation has an interest or holding of any type.
XI.- To act as commission agent, broker, representative, distributor or intermediary of any person or corporation; to represent in or outside Mexico persons, firms or companies as their agent, broker, commission agent, legal representative or attorney-in-fact.
XII.- To manufacture, transform, adapt, import, export, lease and sell under any title machinery, spare parts, materials, raw material, industrial products, effects and merchandise of all type.
XIII.- To enter into contracts of any type with any individual, firm, corporation, association, municipality, state, political body or government or office thereof in order to fulfill the corporate purpose.
XIV.- In general, to carry out all types of acts and enter into contracts and similar transactions, either accessory or incidental, that are necessary or appropriate for fulfilling the aforementioned purposes.
ARTICLE THREE.- The domicile of the Corporation shall be Mexico City, Federal District; however, it may establish other agencies or regional offices in any part of Mexico or abroad, and submit itself to conventional domiciles in the contracts it enters into. With regard to the relationship with the Corporation, shareholders shall submit themselves to the jurisdiction of the courts and authorities of the domicile of the Corporation, and expressly waive the jurisdiction of their respective personal domiciles.

A stamped seal with the Mexican shield reading:]	[A stamped seal with the Mexican shield reading:]
United Mexican States	United Mexican States
MIGUEL ALESSIO ROBLES	FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	FEDERAL DISTRICT, MEXICO

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ARTICLE FOUR.- The duration of the Corporation shall be ninety-nine years, starting on the date on which the Articles of Incorporation are signed.
ARTICLE FIVE. The Corporation is Mexican and is incorporated and shall operate in accordance with the legislation of the United Mexican States (Mexico).
Current or future foreign shareholders of the Corporation formally undertake to the Department of Foreign Affairs to be considered as Mexican with regard to the shares of the Corporation that they acquire or of which they are holders, and for the property, rights, concessions, holdings or interests that the Corporation holds, or the rights and obligations under the agreements to which the Corporation is a party with the Mexican authorities and, therefore, not to invoke the protection of their Government, under penalty of forfeiting any corporate holding they have acquired to the Mexican Nation.
CHAPTER TWO
CAPITAL STOCK AND SHARES
ARTICLE SIX.- Capital stock shall be variable. The minimum fixed amount without right to withdrawal shall be FIFTY THOUSAND MEXICAN PESOS, and there shall be an unlimited maximum.
Minimum fixed capital shall be represented by FIFTY THOUSAND ordinary, non-bearer shares, with a par value of ONE MEXICAN PESO each, fully subscribed and paid-in in cash, which constitute Class “I”, divided into two series: Series “A” representing Mexican capital and Series “B” representing foreign capital.
The variable part of capital shall be represented by Class “II” shares, divided into two Series: “A” and “B”, which represent Mexican capital and foreign capital, respectively.
The Shareholders’ Meeting that decides on an issue of shares may establish new classes or series and, within each series, further sub-series, and also determine the special features that restrict the circulation or transferability of the shares of said class, series and sub-series, or condition the rights that said shares confer upon their holders, in accordance with the General Business Corporation Law or these bylaws, including the issue of shares without the right to vote, for which the provisions of Article One

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COLÍN	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO

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Hundred and Ninety-eight of the General Business Corporation Law shall not be applicable.
Within their respective classes, series or sub-series, each share shall confer the same rights and obligations upon their holders.
ARTICLE SEVEN.- The Corporation shall keep a Shareholders’ Register in accordance with Articles One Hundred and Twenty-eight and One Hundred and Twenty-nine of the General Business Corporations Act.
The Corporation shall only consider as legal shareholders those persons who are entered as such in the Shareholders’ Register, under the terms of the aforementioned articles of the General Business Corporation Law.
CHAPTER THREE
INCREASES AND DECREASES IN CAPITAL STOCK
ARTICLE EIGHT.- Class I or the minimum fixed part of capital stock without the right to withdrawal of the Corporation shall be increased by resolution of the Extraordinary General Shareholders’ Meeting, with the ensuing amendment of Article Six hereof.
Class II or the variable part of capital stock of the Corporation shall be increased by resolution of the Ordinary General Shareholders’ Meeting and said action shall not need to be formalized before a notary public, provided that the shares that represent the increase shall be kept in the Treasury of the Corporation until they are subscribed.
Shares that shall be delivered as they are being subscribed by resolution of the Meeting that resolves their issue may be offered for subscription and payment, as the case may be, by the Sole Administrator or Board of Directors or by the special delegate or delegates, according to the authorization of the latter granted by the Shareholders’ Meeting, respecting in all cases the rights of preference established herein.
Capital may be increased by capitalizing the stockholders’ equity accounts referred to in Article One Hundred and Sixteen of the General Business Corporation Law, by making a payment in cash or in kind or by capitalizing liabilities. When increases are made by capitalizing stockholders’ equity accounts, all shares shall be

A stamped seal with the Mexican shield reading:]	[A stamped seal with the Mexican shield reading:]
United Mexican States	United Mexican States
MIGUEL ALESSIO ROBLES	FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	FEDERAL DISTRICT, MEXICO

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entitled to the shares issued to cover said increase, in the relevant proportion.
All increases in capital stock shall be entered in the Variations in Capital Register kept by the Corporation.
For increases made by payments in cash, shareholders shall have the right of first refusal to subscribe the new shares issued or placed in circulation to represent the increase, in proportion to the number of shares they hold within the respective class, series or sub-series when the relevant increase is decreed. This right shall be exercised within the term that the Meeting that decrees the increase establishes to such effect, which under no circumstances may be less than fifteen calendar days as from the date on which notification is published in the Official Gazette of the Federation (that the shareholders consider as the official publication of the corporate domicile) and in one of the broad-circulation newspapers of the corporate domicile. Shareholders shall not enjoy the right of preference referred to in this article with regard to the shares issued or held in the Treasury (i) due to a merger by the Corporation or (ii) for conversion of obligations.
Once the period referred to in the preceding paragraph has elapsed without shareholders having exercised their right of first refusal or, if they exercised it, they have not done so for all shares to which they are entitled, other shareholders shall be entitled to subscribe the shares not subscribed by said shareholders within fifteen calendar days as from the day after the aforementioned period expires.
If there are still shares not subscribed after the period referred to in the preceding paragraph has expired, such shares may be offered for subscription and payment under the conditions and terms established by the Shareholders’ Meeting that has decreed the increase in capital or under the terms established by the Sole Administrator or the Board of Directors or the delegates that the Meeting appoints to such end, provided that the price at which the shares are offered to third parties may be no less than that at which they were offered to the shareholders of the Corporation for subscription and payment.

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COLÍN	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO

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A new increase in capital may not be decreed until the shares that represent the previous increase have been fully subscribed and paid-in.
ARTICLE NINE.- Capital stock may be decreased by resolution of the Extraordinary General Shareholders’ Meeting, in accordance with the rules set forth in this article.
Decreases in Class I or the minimum fixed part of capital shall require a resolution of the Extraordinary General Shareholders’ Meeting and the ensuing amendment of Article Six hereof, in which case the provisions of Article Nine of the General Business Corporation Law shall be met.
Class II of the variable part of capital may be decreased by resolution of the Ordinary General Shareholders’ Meeting and, as a consequence, shall not require formalization before a notary public.
Capital stock may be decreased to absorb losses or to refund shareholders their contributions in accordance with the circumstances established in Articles Two Hundred and Six and Two Hundred and Twenty of the General Business Corporation Law. Decreases in capital to absorb losses shall be in proportion to the minimum fixed part and the variable part of capital.
The approval of the Extraordinary General Shareholders’ Meeting shall be required when capital stock is decreased when a shareholder whose shares represent Class II or the variable part of capital stock wishes to exercise his or her right to wholly or partially withdraw his or her contributions represented by the shares of which he or she is holder pursuant to the provisions of Articles Two Hundred and Twenty and Two Hundred and Twenty-one of the General Business Corporation Law.
Withdrawal of shares shall come into effect on the date on which the current fiscal year ends, if notification of the decision to exercise the right of withdrawal is issued before the last quarter of said fiscal year, or on the date on which the following fiscal year ends, if said notification is given during the last quarter of the fiscal year.
Shares subject matter of withdrawal shall be refunded at their book value, according to the statement of the financial position

A stamped seal with the Mexican shield reading:]	[A stamped seal with the Mexican shield reading:]
United Mexican States	United Mexican States
MIGUEL ALESSIO ROBLES	FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	FEDERAL DISTRICT, MEXICO

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approved by the Ordinary General Shareholders’ Meeting for the fiscal year in which the withdrawal is effective.
Under no circumstances may capital stock be decreased below the legal minimum and any decrease in capital stock shall be entered in the Variations in Capital Register kept by the Corporation.
ARTICLE TEN.- Certificates and provisional certificates that represent shares may cover one or more shares and shall include the text and requirements referred to in Article One Hundred and Twenty-five of the General Business Corporation Law, and any other requirement established by the applicable law, or as specifically established by the Shareholders’ Meeting that agrees the issue, and the issue of the Class and Series of shares that correspond to them, and include the text of Article Five hereof.
Share certificates or provisional shares certificates shall be subscribed by two proprietary members of the Board of Directors or by the Sole Administrator.
The signature of proprietary members or the Board of Directors or the Sole Administrator may be their actual signature, or by facsimile, under the condition, in the latter case, that the original of the respective signatures be registered with the Public Registry of Commerce of the corporate domicile.
The numbered, registered dividend coupons determined by the Board of Directors or the Sole Administrator shall be attached to share certificates to cover payment of dividends or the exercising of other rights, as established by the Shareholders’ Meeting.
ARTICLE ELEVEN.- If any shareholder wishes to transfer his or her shares, the Board of Directors, through the Chairman or the Secretary, or the Sole Administrator, shall be notified in writing the price and the terms and conditions of said transfer, so that the Chairman or the Secretary of the Board of Directors, or the Sole Administrator, may advise all shareholders in writing within fifteen calendar days, so that they may assert their rights under the agreements they have entered into with regard to the transfer of shares. Once shareholders have been notified, and if none of them have any justified objection to the transfer of shares, the Board of Directors, or the Sole Administrator, shall authorize the shareholder in question, within fifteen calendar days, to proceed with the transfer, provided that the transfer is made at the price

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COLÍN	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO

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and under the other terms and conditions specified in the notification sent to the Board of Directors or the Sole Administrator.
CHAPTER FOUR
SHAREHOLDERS’ MEETINGS
ARTICLE TWELVE.- The General Shareholders’ Meeting is the supreme authority of the Corporation. Shareholders’ Meetings shall be Ordinary, Extraordinary or Special.
Extraordinary Shareholders’ Meeting shall be held to discuss any of the matters specified in Article One Hundred and Eighty-two of the General Business Corporation Law; all other Meetings shall be Ordinary.
Special Meetings shall be held to discuss matters that may affect the rights of one category of shares and shall be subject to the provisions applicable to Extraordinary Meetings.
ARTICLE THIRTEEN.- Calls to Shareholders’ Meetings shall be issued by the Board of Directors, or by the Sole Administrator, or by the Statutory Auditor, when considered appropriate, or when they shall be issued under the terms of the provisions of the General Business Corporation Law.
In all cases, shareholders who hold at least thirty-three percent of capital stock may request in writing the Board of Directors or the Statutory Auditor, at any time, to call a General Shareholders’ Meeting to discuss the matters specified in their request.
If calls to meetings are not issued within fifteen days following the request, a Civil or District Judge of the domicile of the Corporation shall issue the call at the request of the interested shareholders that represent thirty-three percent of the capital, who shall submit their share certificates so that this may be done.
Any shareholder who holds just one share may ask for an Ordinary General Shareholders’ Meeting to be called, under the terms of Articles One Hundred and Sixty-eight and One Hundred and Eighty-five of the General Business Corporation Law, when no meeting is held for two consecutive fiscal years or when the meetings held during this time have not discussed the matters referred to in

A stamped seal with the Mexican shield reading:]	[A stamped seal with the Mexican shield reading:]
United Mexican States	United Mexican States
MIGUEL ALESSIO ROBLES	FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	FEDERAL DISTRICT, MEXICO

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Article One Hundred and Eighty-one of the General Business Corporation Law.
ARTICLE FOURTEEN.- Calls to General Shareholders’ Meetings shall be published in the Official Gazette of the Federation (that shareholders acknowledge as being the official publication of the corporate domicile) and in one of the broad-circulation newspapers of the corporate domicile, at least fifteen days before the date set for the Meeting.
Calls to meetings shall specify the agenda and shall be signed by the person or persons issuing them, provided that if issued by the Board of Directors, they need only to be signed by the Secretary or the Alternate Secretary, or the delegate that the Board of Directors nominates to such end from amongst its members.
Meetings may be held without a call if all shares that represent the capital stock are represented when votes are cast.
If all shareholders are present at a Meeting, whether it is Ordinary, Extraordinary or Special, said Meeting may pass resolutions by majority vote on any matter, even those not included on the Agenda.
Meetings shall always be held at the corporate domicile.
ARTICLE FIFTEEN.- Only those shareholders entered in the Shareholders’ Register of the Corporation shall be admitted to Meetings. Said register shall be closed three days before the date set for the Meeting.
Shareholders shall submit an admission pass to attend Meetings. Said pass shall only be issued upon the request of shareholders and shall be applied for at least twenty-four hours before the time set for the Meeting. Shareholders shall submit to the Secretary of the Corporation the deposit slip for the certificates or share certificates, or the deposit slip for said shares issued by a Mexican or foreign securities deposit institution or by a bank.
Shares deposited to be entitled to attend Meetings shall not be returned until the Meeting has concluded by delivery of the receipt issued to the shareholder or his or her representative. ARTICLE SIXTEEN.- Shareholders may be represented at Meetings by the person or persons appointed by a simple proxy signed in the presence of two witnesses.

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COL¥N	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO

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Members of the Board of Directors and the Statutory Auditor may not represent shareholders at any Meeting, nor may they vote the shares that they hold for resolutions regarding their responsibility, or for those regarding the approval of the reports referred to in Article One Hundred and Sixty-six, Sub-section IV, and Article One Hundred and Seventy-two of the General Business Corporation Law.
ARTICLE SEVENTEEN.- Minutes of Meetings shall be entered in a Minutes Register to be kept by the Corporation, and shall be signed by the Chairman and Secretary of the Meeting, and by the Statutory Auditor or Auditors who have attended the Meeting.
ARTICLE EIGHTEEN.- Meetings shall be chaired by the Chairman of the Board of Directors or, in his or her absence, by the Vice-Chairman of the Board, or by the person appointed by the Shareholders’ Meeting, if there is more than one Vice-Chairman. In the absence of the Vice-Chairman, Meetings shall be chaired by the person that shareholders present appoint by majority vote.
The Secretary of the Shareholders’ Meeting shall be the Secretary of the Board of Directors, and in his or her absence, the person appointed by majority of shareholders present shall act as Secretary. The Chairman shall appoint two or more tellers from among those present at the Meeting in order to count the number of shares present. Votes at all Shareholders’ Meetings shall be by show of hands, unless any shareholder proposes that the Meeting passes a resolution by majority vote to the effect that votes are cast on voting cards.
ARTICLE NINETEEN.- Ordinary General Shareholders’ Meeting shall be held at least once a year within four months of the end of each fiscal year.
In addition to the items on the Agenda, the Meeting shall also discuss the following matters: (I) discussion, approval or amendment of the report of the Board of Directors referred to in Article One Hundred and Seventy-two of the General Business Corporation Law; (II) deciding upon the application of earnings; and (III) appointing the members of the Board of Directors, or the Sole Administrator, the Statutory Auditor and their Alternates, and establishing their remuneration.

A stamped seal with the Mexican shield reading:]	[A stamped seal with the Mexican shield reading:]
United Mexican States	United Mexican States
MIGUEL ALESSIO ROBLES	FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	FEDERAL DISTRICT, MEXICO

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Extraordinary General Shareholders’ Meetings shall meet to discuss any of the matters within its sphere of competence.
Special Shareholders’ Meetings shall be held (illegible) referred to in Article One Hundred and Ninety-five of the General Business Corporation Law.
ARTICLE TWENTY.- For an Ordinary General Shareholders’ Meeting to be considered legally convened on the first call, at least fifty percent of shares into which capital stock is divided shall be present, and resolutions shall be valid when passed by the majority vote of shares represented thereat.
On the second call, Ordinary General Shareholders’ Meetings may be held validly regardless of the number of shares represented thereat, and resolutions shall be valid when passed by the majority vote of shares represented thereat.
ARTICLE TWENTY-ONE.- The following rules shall apply for Extraordinary and Special Shareholders’ Meetings:
I.- For Extraordinary Shareholders’ Meetings to be considered legally convened on the first call, at least seventy-five percent of shares into which capital stock is divided shall be represented, and resolutions shall be valid when passed by the affirmative vote of shares that represent at least fifty-one percent of shares into which capital stock is divided.
On a second or subsequent call, Extraordinary Shareholders’ Meetings may be held validly if at least fifty-one percent of shares into which capital is divided is represented thereat, and resolutions shall be valid if passed by the affirmative vote of those shares that represent at least fifty-one percent of shares into which capital stock is divided.
II. The rules established in sub-section I above of this article shall apply for Special Meetings, but with regard to the special category of shares in question.
ARTICLE TWENTY-TWO.- Resolutions passed unanimously outside the Meeting by shareholders who hold all shares with right to vote or by shareholders of the special category of shares in question that make up the capital stock shall be as valid as if passed at a General or Special Meeting, provided that they are confirmed in writing and that each shareholder signs the resolution and notes the date on which the vote is cast.

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COLÍN	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO

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Once all signed copies of the votes of shareholders have been received, the Chairman of the Board of Directors, together with the Secretary, or the Sole Administrator, shall transcribe the resolutions passed in the Minutes Register of the Corporation and attach thereto the signed copies of the votes of shareholders.
CHAPTER FIVE
ADMINISTRATION OF THE CORPORATION
ARTICLE TWENTY-THREE.- The Administration of the Corporation shall be entrusted to a Board of Directors or to a Sole Administrator, who may or may not be shareholders.
ARTICLE TWENTY-FOUR.- If a Board of Directors is appointed, it shall have at least two members and the maximum authorized by the Meeting that appoints it.
ARTICLE TWENTY-FIVE.- If a Board of Directors is appointed, the right of the minority to appoint one board member shall be respected, in accordance with Article One Hundred and Forty-four of the General Business Corporation Law.
ARTICLE TWENTY-SIX.- The member or members of the Board of Directors, or the Sole Administrator, may be reelected. They shall remain in their position for one year as from the date on which they are appointed, but shall continue discharging their functions until the person or persons to replace them have been appointed and take office.
ARTICLE TWENTY-SEVEN.- The Board of Directors shall be considered legally convened if the majority of members, if more than two, are present. When the Board of Directors has two members, both shall be present for it to be legally convened.
The Chairman shall have the casting vote in the event of a tie.
ARTICLE TWENTY-EIGHT.- At its first meeting, the Board of Directors shall appoint the Chairman, Secretary and, if applicable, the Alternate Secretary, the latter of whom may or may not be board members. Minutes of Board meetings shall be signed by the Chairman and the Secretary and by the (illegible) present at the Meeting.
ARTICLE TWENTY-NINE.- The Board of Directors, or the Sole Administrator, shall have the broadest powers of attorney to

A stamped seal with the Mexican shield reading:]	[A stamped seal with the Mexican shield reading:]
United Mexican States	United Mexican States
MIGUEL ALESSIO ROBLES	FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	FEDERAL DISTRICT, MEXICO

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fulfill the corporate purpose, and to manage and administer the Corporation.
The powers and authorities the Board or the Sole Administrator is granted include, but are not limited to, the following:
1.- Exercising the power of attorney of the Corporation for lawsuits and collections, with all general and special powers that require a special clause by Law, conferred without any limitation in accordance with paragraph one of Article Two Thousand Five Hundred and Fifty-four of the Civil Code for the Federal District and its correlatives of the Civil Codes of the States of Mexico. Therefore, the Board of Directors of the Corporation shall have the following powers of attorney, without limitation: to abandon any action filed, including amparo 1 ; settling; submitting to arbitration; propose and answer interrogatories; assigning assets; challenging judges; receiving payments; and performing all acts expressly established by Law, including representing the Corporation before judicial, administrative, criminal, civil or any other type of authority, with the power to file criminal accusations and complaints, grant pardon, to establish itself as the aggrieved party, or to cooperate with the Public Prosecutor’s Office for criminal matters, before labor authorities and courts and before the Department of Foreign Affairs, and entering into agreements with the Federal Government, under the terms of Sub-sections One and Four of Article Twenty-seven of the Constitution, its Organic Law and its Regulations.
2.- Power of attorney for acts of administration, in accordance with paragraph two of Article Two Thousand Five Hundred and Fifty-four of the Civil Code for the Federal District and its correlatives of the Civil Codes of the other States of Mexico.
3.- Power of attorney to freely appoint and dismiss the Chief Executive Officer, any other General or Special Officers and Managers, and other officers, legal representatives, agents and employees of the Corporation, and to determine their authority, obligations, working conditions and remuneration.

[1]	Translator’s note: Amparo: Constitutional action alleging violation of rights by a court of law or a government authority. No equivalent in U.S. law.

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COLÍN	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO

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4.- Power of attorney to acquire and dispose of the shares and partnership interest of other Corporations.
5.- Power of attorney for acts of ownership, under the terms of paragraph three of Article Two Thousand Five Hundred and Fifty-four of the Civil Code for the Federal District and its correlatives of the Civil Codes of the other States of Mexico.
6.- Power of attorney for labor matters, with the express authority to propose and answer interrogatories, in accordance with the provisions of Article Seven Hundred and Eighty-six of the Federal Labor Law, with the authority to administer employment relationships and to conciliate in accordance with the provisions of Articles Eleven and Eight Hundred and Seventy-six, Sub-sections One and Six, of the aforementioned Law, and to appear in court under the terms of Sub-sections One, Two and Three of Article Six Hundred and Ninety-two, and Article Eight Hundred and Seventy-eight of the same Law.
7.- Power of attorney to issue, subscribe, guarantee with the restrictions herein set forth, and to negotiate all types of negotiable instruments on behalf of the Corporation, under the terms of Article Nine of the General Credit Instruments and Operations Law, and to appoint the persons authorized to conduct said acts.
8.- Power of attorney to open and close bank accounts on behalf of the Corporation, and to make deposits therein and to draw therefrom, and to authorize and appoint persons to draw therefrom.
9.- Authority to call Ordinary, Extraordinary or Special Shareholders’ Meetings, under the circumstances specified herein, or when considered appropriate, to set the date and time of said Meetings, and to fulfill their resolutions.
10.- Power of attorney to appoint and dismiss the external auditors of the Corporation.
11.- Power of attorney to set up regional and agency offices of the Corporation in any part of Mexico or abroad.
12.- Power of attorney to determine how the shares of the Corporation shall be voted at the extraordinary and ordinary shareholders’ meetings of the corporations in which the Corporation is a majority shareholder.

A stamped seal with the Mexican shield reading:]	[A stamped seal with the Mexican shield reading:]
United Mexican States	United Mexican States
MIGUEL ALESSIO ROBLES	FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	FEDERAL DISTRICT, MEXICO

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13.- Power of attorney to grant general or special powers of attorney, and to delegate any of the aforementioned powers, unless the exercising thereof is exclusive to the Board of Directors of the Corporation, as established by Law or these bylaws, the exercising of these authorities always being reserved, and to revoke powers of attorney granted.
14.- Power of attorney to carry out all acts authorized by these bylaws or that are consequence hereof.
15.- The powers of attorney referred to in the preceding paragraphs shall be exercised before individuals and all types of federal, state or local administrative or judicial authorities, whether of the federal public administration or state-owned organizations, and with local or federal Conciliation and Arbitration Boards, and any other labor authority.
The aforementioned powers are conferred without detriment to the Shareholders’ Meeting limiting or extending them.
ARTICLE THIRTY.- Resolutions unanimously passed outside the Board of Directors’ Meeting shall be as valid as if passed at a meeting, provided that they are confirmed in writing, with each board member signing the resolution passed and noting the date on which the vote is cast.
Once all signed copies of the votes of board members have been received, the Chairman of the Board of Directors, together with the Secretary, shall transcribe the resolutions passed in the Minutes Register and attach thereto the signed copies of the votes of board members.
CHAPTER SIX
SUPERVISION OF THE CORPORATION
ARTICLE THIRTY-ONE.- Supervision of corporate transactions shall be entrusted to one or several statutory auditors, who may or may not be shareholders, observing of the restrictions established in Article One Hundred and Sixty-five of the General Business Corporation Law. Statutory auditors shall remain in their position for one year, in the same manner and under the same terms referred to in Article Twenty-eight hereof.
One or several alternate statutory auditors may be appointed to replace their respective proprietary members in their temporary or permanent absence.

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COLÍN	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO

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The Meeting shall respect the right conferred upon the minority by Article one hundred and forty-four of the General Business Corporation Law.
CHAPTER SEVEN
FISCAL YEAR AND FINANCIAL INFORMATION
ARTICLE THIRTY-TWO.- The fiscal year of the Corporation shall commence on January one and end on December thirty-one of each year, except for the first fiscal year that shall commence on the date on which the articles of incorporation are signed and shall conclude on December thirty-one of the same year.
ARTICLE THIRTY-THREE.- Under the terms of Articles One Hundred and Seventy-two, One Hundred and Seventy-three, One Hundred and Seventy-six and One Hundred and Seventy-seven of the General Business Corporation Law, the Board of Directors shall prepare the following information within three months of the end of each fiscal year.
I. A report on the business of the Corporation during the fiscal year, and the policies adopted by the Board or the Sole Administrator and, if applicable, a report on projects in progress;
II. A report that sets forth and explains the main accounting and information policies and criteria used for preparing the financial information;
III. A statement that shows the financial position of the Corporation as of the end of the fiscal year;
IV. A statement that explains and classifies the profits and losses of the Corporation for the fiscal year.
V. A statement that shows the changes in the financial position during the fiscal year;
VI. A statement that shows the changes in the items of corporate equity that have occurred during the year; and
VII. Any notes needed to complement and clarify the information provided in the above statements.
The report referred to in this article, together with the Statutory Auditor’s report, shall be made available to shareholders at least fifteen days before the date of the Ordinary

A stamped seal with the Mexican shield reading:]	[A stamped seal with the Mexican shield reading:]
United Mexican States	United Mexican States
MIGUEL ALESSIO ROBLES	FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	FEDERAL DISTRICT, MEXICO

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General Shareholders’ Meeting at which they shall be discussed. Shareholders shall be entitled to receive a copy thereof.
CHAPTER EIGHT
PROFITS AND LOSSES
ARTICLE THIRTY-FOUR.- The net profits of each fiscal year shown on the Financial Statements approved by the Ordinary General Shareholders’ Meeting shall be distributed as shown below, once any necessary sums have been set aside to: (i) make payments or (illegible) to pay taxes; (ii) the (illegible) obligatory by law; and (iii) if applicable, redemption of losses brought forward:
I. Five percent of net profits shall be set aside to set up, increase or replenish the Legal Reserve Fund, until the amount thereof is equal to twenty percent of capital stock.
II. The sums agreed by the Shareholders’ Meeting shall be set aside to set up or increase general or special reserves.
III. Of the remaining amount, the Shareholders’ Meeting shall set aside a certain sum to pay shareholders any dividends decreed.
IV. Any surplus shall remain at the disposal of the Shareholders’ Meeting or the Board of Directors or the Sole Administrator, if so authorized by the Meeting. The Shareholders’ Meeting, or the Board of Directors or the Sole Administrator, may use the surplus as it deems in the best interest of the Corporation and its shareholders.
ARTICLE THIRTY-FIVE.- Any losses shall be covered by all shareholders in the proportion to their number of shares and up to the value of corporate equity that they represent.
ARTICLE THIRTY-SIX.- The founders of the Corporation shall not reserve any special interest in profits.
CHAPTER NINE
DISSOLUTION AND WINDING-UP
ARTICLE THIRTY-SEVEN.- The Corporation shall be dissolved under any of the circumstances established in Article Two Hundred and Twenty-nine of the General Business Corporation Law, by resolution of the Extraordinary General Shareholders’ Meeting.
ARTICLE THIRTY-EIGHT.- Once the Corporation has been dissolved, it shall be put into receivership. The Extraordinary General Shareholders’ Meeting shall appoint one or more receivers, with alternates if required, who shall have the powers established in

[A stamped seal with the Mexican shield reading:]	IGNACIO R. MORALES LECHUGA	[A stamped seal with the Mexican shield reading:]
United Mexican States	ALBERTO T. SÁNCHEZ COLÍN	United Mexican States
MIGUEL ALESSIO ROBLES		FRANCISCO JAVIER GUTIERREZ RIVA
NOTARY No. 19	MILDRED NOVELO RIVAS	NOTARY No. 152
FEDERAL DISTRICT, MEXICO	* Notaries Public*	FEDERAL DISTRICT, MEXICO

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the General Business Corporation Law or by the Shareholders’ Meeting that appoints them.
ARTICLE THIRTY-NINE.- The receiver or receivers shall wind-up the Corporation in accordance with the bases established by the Shareholders’ Meeting or in accordance with the provisions and bases established in Chapter Eleven of the General Business Corporation Law:
I. They shall wind-up the business of the Corporation in the manner they deem most appropriate;
II. They shall cover credits and pay debts by selling the assets of the Corporation needed to do so;
III. They shall prepare the final balance sheet of receivership; and
IV. Once the final receivership balance sheet has been approved, they shall distribute liquid assets equally among shareholders in proportion to their number of shares and the amount of which they are holders.
If any discrepancy arises between receivers, the Statutory Auditor shall call the Extraordinary General Shareholders’ Meeting so that it decides upon those matters about which there is disagreement.
ARTICLE FORTY.- While the Corporation is being wound-up, the Shareholders’ Meeting shall convene in the manner established herein, and receivers shall discharge those functions that the Board of Directors discharges during the normal course of business of the Corporation. In relation to the receivers, the Statutory Auditor shall continue discharging the functions that he or she has during the normal course of business of the Corporation in relation to the Board of Directors.
CHAPTER TEN
APPLICABLE LAW AND JURISDICTION
ARTICLE FORTY-ONE.- If any dispute arises between the Corporation and any shareholders, or between shareholders for any matter regarding the Corporation, they agree to submit themselves to applicable legislation and to the jurisdiction of the competent courts of Mexico City, Federal District.
TRANSITORY: